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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-70050, 33-80985, 333-32237 and 333-57754 on Form S-8 and Registration Statement Nos. 33-81792 and 333-117883 on Form S-3 of our reports dated March 28, 2008, relating to the financial statements and financial statement schedule of Aldila, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraphs relating to the Company's adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007, and restatement of the consolidated balance sheets as of December 31, 2006 and 2005 and consolidated cash flows for the years ended December 31, 2006 and 2005), and the effectiveness of Aldila, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Aldila, Inc. for the year ended December 31, 2007.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
March 28, 2008

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  Exhibit 23.2